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                                                                    EXHIBIT 4.13

                         AMENDED AND RESTATED CONTINUING
                  SECURITY INTEREST AND CONDITIONAL ASSIGNMENT
                      OF PATIENTS, TRADEMARKS AND LICENSES


                  This AMENDED AND RESTATED CONTINUING SECURITY INTEREST AND CONDITIONAL ASSIGNMENT OF PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES ("Agreement") is dated as of June 7, 1996 between PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("Borrower") and HELLER FINANCIAL, INC., a Delaware corporation, individually and as agent ("Agent") for the other Lenders under that certain Amended and Restated Credit Agreement dated as of the date hereof among Assignor, Agent and the other Lenders named therein (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

                              W I T N E S S E T H:

                  WHEREAS, it is a condition to the Credit Agreement that Assignor shall have executed and delivered this Agreement; and

                  WHEREAS, that certain Amended and Restated Security Agreement of even date herewith among Agent and Assignor (as the saw may hereafter be amended, supplemented or otherwise modified from time to time, the "Security Agreement") grants to Agent a Lien (as hereinafter defined) on Assignor's assets, including, without limitation, all of Assignor's Intellectual Property (as hereinafter defined);

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

                  1. Incorporation of Security Agreement; Credit Agreement Definitions. The Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. Capitalized terms used but not otherwise defined herein or in the Security Agreement shall have the meanings ascribed thereto in the Credit Agreement.

                  2. Grant of Lien. To secure the complete and timely payment and satisfaction of the Secured Obligations, Assignor hereby grants to Agent, for the benefit of the Lenders, a continuing Lien on Assignor's entire right, title and interest in and to all of its now owned or existing and hereafter acquired or arising:

                           (a) United States, Canada and all other foreign Patents, including, without limitation, the Patents listed on Schedule A;

                           (b) United States, Canada and WI other foreign Copyrights, including, without limitation, the Copyrights listed on Schedule B;

                           (c) United States, Canada and all other foreign Trademarks, including, without limitation, the Trademarks listed on Schedule C;

                           (d) United States, Canada and all other foreign
         Patent Licenses, Copyright Licenses, Trademark Licenses and all license agreements in which Assignor is or becomes licensed to use a patent, copyright, trademark or the knowhow of any other Person,
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         including, without limitation, the Patent Licenses, Copyright Licenses,
         Trademark Licenses and all other license agreements listed on Schedule
         D (collectively, the "Licenses"); and

                           (e) the goodwill of Assignor's business connected with the use of and symbolized by the Trademarks and Trademark Licenses.

                  3. Assignment of Patents. In addition to all other rights granted to Agent under the Credit Agreement, the Security Agreement and this Agreement, as collateral security only for the payment, performance and observance of the Secured Obligations, Assignor hereby sells, assigns, transfers and sets over to Agent, effective upon the occurrence and during the continuance of any Event of Default, Assignor's entire right, title and interest in and to all Patents, including, without limitation, any Patents that may pertain to any other Collateral.

                  4. Assignment of Copyrights. In addition to all other rights granted to Agent under the Credit Agreement, the Security Agreement and this Agreement, as collateral security only for the payment, performance and observance of the Secured Obligations, Assignor hereby sells, assigns, transfers and sets over to Agent, effective upon the occurrence and during the continuance of any Event of Default, Assignor's entire right, title and interest in and to all Copyrights, including, without limitation, any Copyrights that may pertain to any other Collateral.

                  5. Assignment of Trademarks and Goodwill. In addition to all other rights granted to Agent under the Credit Agreement, the Security Agreement and this Agreement, as collateral security only for the payment, performance and observance of the Secured Obligations, Assignor hereby grants to Agent, effective upon the occurrence and during the continuance of any Event of Default, Assignor's entire right, title and interest in and to all Trademarks and the goodwill of Assignor's business connected with the use of and symbolized by the Trademarks, including, without limitation, any Trademarks or goodwill that may pertain to any other Collateral.

                  6. Assignment of Licenses. In addition to all other rights granted to Agent under the Credit Agreement, the Security Agreement and this Agreement, as collateral security only for the payment, performance and observance of the Secured Obligations, Assignor hereby sells, assigns, transfers and sets over to Agent, effective upon the and during the continuance of any Event of Default, Assignor's entire right, title and interest in, to and under all Licenses (other than Licenses which terminate or are terminable upon such assignment) and any license agreement with any other party, whether now existing or hereafter entered into and whether Assignor is a licensor or licensee under such license agreement, and the right to prepare for sale, sell and advertise for sale, all Collateral now or hereafter owned by Assignor and now or hereafter covered by such License and Assignor agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fall to take any action, which could affect the validity or enforcement of the rights transferred to Agent under this Agreement, which rights are used or usable in the conduct of Assignor's business. Assignor hereby covenants that it will promptly notify Agent if any Patent, Copyright or Trademark shall at any time hereafter become subject to any such license agreement and that it will promptly provide Agent with full identification thereof and with such further documentation as Agent may reasonably request to accomplish or assure the accomplishment of the purpose of this Section 6.


                  7. Royalties; Term. Assignor hereby agrees that the use by Agent of all Patents, Copyrights, Trademarks and Licenses shall be worldwide, to the extent of Assignor's rights and without any liability for royalties or other related charges from Agent to Assignor. The term of the grant of the Lien granted herein shall extend until the expiration of each of the respective Patents,


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Copyrights, Trademarks and Licenses assigned hereunder, or until Assignors obligations under the Credit Agreement have been finally paid in full and the Credit Agreement and the Security Agreement terminate, whichever first occurs.

                  8. Reports of Applications. The United States, Canada and all other foreign Patents, Copyrights, Trademarks and Licenses constitute all of the material patents, copyrights, trademarks, applications and licenses now owned by or licensed to Assignor. Assignor shall provide Agent on a quarterly basis with a list of all new applications for United States and foreign letters patent, copyrights and registered trademarks and licenses, which new applications, patents, copyrights, trademarks and licenses shall all be subject to the terms and conditions of the Security Agreement and this Agreement.

                  9. Effect on Credit Agreement Cumulative Remedies. Assignor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Agent under the Credit Agreement or the Security Agreement but rather is intended to supplement and facilitate the exercise of such rights and remedies. All of the rights and remedies of Agent with respect to the Patents, Copyrights, Trademarks and Licenses, whether established hereby, by the Credit Agreement or the Security Agreement, by any other agreements, or by law, shall be cumulative and may be exercised singularly or concurrently. NOTWITHSTANDING ANY PROVISION CONTAINED HEREIN OR IN ANY OTHER DOCUMENT TO THE CONTRARY, AGENT SHALL NOT HAVE THE RIGHT TO USE AND ENFORCE THE PATENTS, COPYRIGHTS, TRADEMARKS AND LICENSES UNLESS AND UNTIL THE OCCURRENCE OF AN EVENT OF DEFAULT THE CREDIT AGREEMENT; PROVIDED, THAT AGENT SHALL HAVE THE RIGHT HEREUNDER PRIOR TO THE OCCURRENCE OF A DEFAULT, TO EXERCISE ANY RIGHTS OF ASSIGNOR UNDER OR IN RESPECT OF ANY OF THE LICENSES TO RENEW OR EXTEND THE SAME.

                  10. Binding Effect; Benefits. This Assignment shall be binding upon Assignor and its respective successors and assigns, and shall inure to the benefit of Agent and its respective successors and assigns.

                  11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

                  12. Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement, the Security Agreement or the Credit Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.

                  13. Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                  14. Effect of Amendment and Restatement. This Agreement amends, restates and supersedes the Continuing Security Interest and Conditional Assignment of Patents, Trademarks, Copyrights and Licenses dated November 3, 1993 between Assignor and Agent (the "Existing Agreement"); provided, that (i) the liens and security interests in favor of Agent for the benefit of Lenders securing payment of the Obligations are in all respects continuing and in full force and

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effect with respect to all Secured Obligations and (ii) all references in the other Loan Documents to the Existing Agreement shall be deemed to refer without further amendment to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.


                                PROTECTION ONE ALARM MONITORING, INC.,
                                a Delaware corporation


                                By:               JOHN W. HESSE
                                       ----------------------------------

                                Title:            Executive Vice President
                                        -----------------------------------


Accepted and Agreed to:

HELLER FINANCIAL, INC.,
a Delaware corporation,
individually and as
Agent for the Lenders


By:               TIMOTHY CANON
          --------------------------------
Title:            Vice President
          --------------------------------
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                               List of Schedules


Schedule A - United States, Canada and Other Foreign Patents

Schedule B - United States, Canada and Other Foreign Copyrights

Schedule C - United States, Canada and Other Foreign Trademarks

Schedule D - United States, Canada and Other Foreign Patents Licenses,
           Copyrights, Licenses and Trademark Licenses